EXHIBIT 32.2

SECTION 906 CERTIFICATION OF

PRINCIPAL FINANCIAL OFFICER/PRINCIPAL ACCOUNTING OFFICER

OF BROOQLY INC.

In connection with the accompanying Annual Report on Form 10-K of BrooqLy, Inc. for the year ended December 31, 2024, the undersigned, Kent B. Wilson, interim Chief Financial Officer/Principal Accounting Officer of BrooqLy, Inc., does hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	such Annual Report on Form 10-K for the year ended December 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)

the information contained in such Annual Report on Form 10-K for the year ended December 31, 2024 fairly presents, in all material respects, the financial condition and results of operations of BrooqLy, Inc.

Date: March 31, 2025

/s/ Kent B. Wilson
Kent B. Wilson
Chief Financial Officer
(Chief Financial Officer/Chief Accounting Officer)